Exhibit 10.1

NEITHER THE ISSUANCE AND SALE OF THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THIS NOTE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE NOTE.

Principal Amount: $230,000.00	Issue Date: June 28, 2018
Purchase Price: $200,000.00
Original Issue Discount: $30,000.00

PROMISSORY NOTE

FOR VALUE RECEIVED, Ozop Surgical Corp., a NEVADA corporation (hereinafter called the “Borrower”), hereby promises to pay to the order of CAREBOURN CAPITAL, L.P., a Delaware limited partnership, or registered assigns (the “Holder”) the sum of $230,000.00 together with any interest as set forth herein, on August 27, 2018 (the “Maturity Date”). All payments due hereunder shall be made in lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and, in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed.

This Note carries an original issue discount of $30,000.00 (the “OID”). In addition, the Borrower shall authorize the Holder, pursuant to a disbursement memorandum dated on or around the Issue Date, to pay the Holder’s attorney’s fees incurred in connection with the preparation of this Note (the “Legal Fee”). The Purchase Price of this Note shall be $200,000.00, computed as follows: $230,000.00 initial principal balance less the OID. Accordingly, the net amount to be received by Borrower shall be $200,000.00, computed as follows: the purchase price of $200,000.00, less the Legal Fee.

This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Borrower and will not impose personal liability upon the holder thereof.

The following terms shall apply to this Note:

ARTICLE I. EFFECT OF CERTAIN EVENTS; PREPAYMENT

1.1 Effect of Certain Events.

(a) Effect of Merger, Consolidation, Etc. At the option of the Holder, the sale, conveyance or disposition of all or substantially all of the assets of the Borrower, the effectuation by the Borrower of a transaction or series of related transactions in which more than 50% of the voting power of the Borrower is disposed of, or the consolidation, merger or other business combination of the Borrower with or into any other Person (as defined below) or Persons when the Borrower is not the survivor shall either: (i) be deemed to be an Event of Default (as defined in Article III) pursuant to which the Borrower shall be required to pay to the Holder upon the consummation of and as a condition to such transaction an amount equal to the Default Amount (as defined in Article III) or (ii) be treated pursuant to Section 1.6(b) hereof. “Person” shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

(b) Adjustment Due to Merger, Consolidation, Etc. If, at any time when this Note is issued and outstanding and prior to conversion of all of the Notes, there shall be any merger, consolidation, or an exchange of shares, recapitalization or reorganization pursuant to a merger or consolidation, or other similar event, as a result of which shares of Common Stock of the Borrower shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Borrower or another entity, or in case of any sale or conveyance of all or substantially all of the assets or more than 50% of the total outstanding shares of the Borrower other than in connection with a plan of complete liquidation of the Borrower, then the Holder of this Note shall thereafter have the right to receive upon conversion of this Note, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. The Borrower shall not affect any transaction described in this Section 1.6(b) unless (a) it first gives, to the extent practicable, thirty (30) days prior written notice (but in any event at least fifteen (15) days prior written notice) of the record date of the special meeting of shareholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the Holder shall be entitled to convert this Note) and (b) the resulting successor or acquiring entity (if not the Borrower) assumes by written instrument the obligations of this Section 1.6(b). The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

1.2 Prepayment. Notwithstanding anything to the contrary contained in this Note, the Borrower may prepay the amounts outstanding hereunder at any time prior to the Maturity Date, without penalty.

ARTICLE II. CERTAIN COVENANTS, REPRESENTATIONS AND WARRANTIES

2.1 Distributions on Capital Stock. So long as the Borrower shall have any obligation under this Note, the Borrower shall not without the Holder’s written consent (a) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock other than dividends on shares of Common Stock solely in the form of additional shares of Common Stock or (b) directly or indirectly or through any subsidiary make any other payment or distribution in respect of its capital stock except for distributions pursuant to any shareholders’ rights plan which is approved by a majority of the Borrower’s disinterested directors.

2.2 Sale of Assets. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder’s written consent, sell, lease, exchange (including but not limited to an exchange for assets of equal or greater value) or otherwise dispose of any significant portion of its assets outside the ordinary course of business. Any consent to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition.

2.3 Advances and Loans. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder’s written consent, lend money, give credit or make advances to any person, firm, joint venture or corporation, including, without limitation, officers, directors, employees, subsidiaries and affiliates of the Borrower, except loans, credits or advances (a) in existence or committed on the date hereof and which the Borrower has informed Holder in writing prior to the date hereof, (b) made in the ordinary course of business, (c) made to a pending merging partner pursuant to an agreement of merger or (c) not in excess of $100,000.

2.4 Representations and Warranties Regarding Anti-Money Laundering; OFAC. Borrower hereby makes the representations and warranties set forth on Exhibit A attached hereto and incorporated herein by this reference.

ARTICLE III. EVENTS OF DEFAULT

If any of the following events of default (each, an “Event of Default”) shall occur:

3.1 Failure to Pay Principal or Interest. The Borrower fails to pay the principal hereof or interest thereon when due on this Note, whether at maturity, upon acceleration or otherwise, following a five (5) day cure period.

3.2 Breach of Covenants. The Borrower breaches any covenant or other material term or condition contained in this Note and any collateral documents including but not limited to the Purchase Agreement and such breach continues for a period of ten (10) days after written notice thereof to the Borrower from the Holder.

3.3 Breach of Representations and Warranties. Any representation or warranty of the Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Securities Purchase Agreement entered into between the Borrower and the Holder dated April 1, 2018 (the “April 2018 Purchase Agreement”) and the Convertible Promissory Note issued to the Holder by the Borrower with an issue date of April 13, 2018 (the “April 2018 Note”)), shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Note, the Purchase Agreement or the April 2018 Note.

3.4 Receiver or Trustee. The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

3.5 Judgments. Any money judgment, writ or similar process shall be entered or filed against the Borrower or any subsidiary of the Borrower or any of its property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the Holder, which consent will not be unreasonably withheld.

3.6 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of the Borrower.

3.7 Delisting of Common Stock. The Borrower shall fail to maintain the listing of the Common Stock on at least one of the OTC Markets or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange.

3.8 Failure to Comply with the Exchange Act. The Borrower shall fail to comply with the reporting requirements of the Exchange Act; and/or the Borrower shall cease to be subject to the reporting requirements of the Exchange Act.

3.9 Liquidation. Any dissolution, liquidation, or winding up of Borrower or any substantial portion of its business.

3.10 Cessation of Operations. Any cessation of operations by Borrower or Borrower admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Borrower’s ability to continue as a “going concern” shall not be an admission that the Borrower cannot pay its debts as they become due.

3.11 Maintenance of Assets. The failure by Borrower to maintain any material intellectual property rights, personal, real property or other assets which are necessary to conduct its business (whether now or in the future).

3.12 Financial Statement Restatement. The restatement of any financial statements filed by the Borrower with the SEC for any date or period from two years prior to the Issue Date of this Note and until this Note is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statement, have constituted a material adverse effect on the rights of the Holder with respect to this Note or the Purchase Agreement.

3.13 Reverse Splits. The Borrower effectuates a reverse split of its Common Stock without twenty (20) days prior written notice to the Holder.

3.14 Replacement of Transfer Agent. In the event that the Borrower proposes to replace its transfer agent, the Borrower fails to provide, prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions in a form as initially delivered pursuant to the Purchase Agreement (including but not limited to the provision to irrevocably reserve shares of Common Stock in the Reserved Amount) signed by the successor transfer agent to Borrower and the Borrower.

3.15 Cross-Default. Notwithstanding anything to the contrary contained in this Note or other related or companion documents, a breach or default by the Borrower of any covenant or other term or condition contained any other financial instrument, including but not limited to all convertible promissory notes, already issued, or issued in the future, by the Borrower, to the Holder or any other 3rd party or the April 2018 Purchase Agreement, the April 2018 Note, after the passage of all applicable notice and cure or grace periods, shall, at the option of the Holder, be considered a default under this Note. In addition, upon an occurrence of an Event of Default under this Note, after the passage of all applicable notice and cure or grace periods, shall, at the option of the Holder, be considered a default under the April 2018 Purchase Agreement and the April 2018 Note.

3.16 Event of Default. Upon the occurrence of any Event of Default beyond any applicable grace period, the Note shall become immediately due and payable upon demand by the Holder and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the greater of (i) 110% times the sum of (x) the then outstanding principal amount of this Note plus (y) interest on the unpaid principal amount of this Note at the highest lawful rate from the date of the occurrence of an Event of Default to the date of payment(the then outstanding principal amount of this Note to the date of payment plus the amounts referred to in clauses (x) and, (y) shall collectively be known as the “Default Sum”), and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity. In addition, upon the occurrence of any Event of Default beyond any applicable grace period, the Holder shall be entitled to exercise any of the remedies provided for in the April 2018 Purchase Agreement, the April 2018 Note and each of the Pledge Agreements entered into between each of the Borrowers’ executive officers, the Borrower and the Holder on April 13, 2018 in connection with the April 2018 Purchase Agreement (the “Pledge Agreements”). The remedies of the Holder as provided herein, the April 2018 Purchase Agreement, the April 2018 Note or in the Pledge Agreements shall be cumulative and concurrent and may be pursued singularly, successively or together, at the sole discretion of the Holder, and may be exercised as often as the occasion therefor shall arise.

ARTICLE IV. MISCELLANEOUS

4.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Borrower, to:

Ozop Surgical Corp.

500 La Terraza Blvd., Suite 150

Escondido, CA 92025

Attn: Michael Chermak / CEO

Email: michael@ozopsurgical.com

If to the Holder:

CAREBOURN CAPITAL, L.P.

8700 Black Oaks Lane N

Maple Grove, Minnesota 55311

Attn: Chip Rice, Managing Member

Email: info@carebourncapital.com

4.3 Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument (and the other Notes issued pursuant to the Purchase Agreement) as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. Each transferee of this Note must be an “accredited investor” (as defined in Rule 501(a) of the 1933 Act). Notwithstanding anything in this Note to the contrary, this Note may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

4.5 Cost of Collection. Upon the occurrence of an Event of Default, the Borrower shall pay the Holder hereof the Holder’s costs of collection, including reasonable attorneys’ fees.

4.6 Governing Law.

(a). Except in the case of the Mandatory Forum Selection provisions in Section 4.6(b) below, which clause shall be governed and interpreted in accordance with Minnesota law, this Note shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the internal laws of the State of Minnesota, and for all purposes shall be construed in accordance with the laws of such State, without giving effect to the choice of law provisions of such state. This Note shall be governed by and construed in accordance with the laws of the State of Minnesota without regard to principles of conflicts of laws.

(b). Mandatory Forum Selection. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state courts or federal courts located in the state of Minnesota, County of Hennepin. The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Borrower and Holder waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Note, the April 2018 Purchase Agreement, the April 2018 Note and each of the Pledge Agreements by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

4.7 Certain Amounts. Whenever pursuant to this Note the Borrower is required to pay an amount in excess of the outstanding principal amount (or the portion thereof required to be paid at that time) plus accrued and unpaid interest, the Borrower and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Note may be difficult to determine and the amount to be so paid by the Borrower represents stipulated damages and not a penalty and is intended to compensate the Holder in part risks associated with the Holder’s purchase of this Note. The Borrower and the Holder hereby agree that such amount of stipulated damages is not plainly disproportionate to the possible loss to the Holder from the receipt of a cash payment of the principal amount of this Note.

4.8 Usury Savings Clause. Notwithstanding any provision in this Note to the contrary, the total liability for payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions, or other sums which may at any time be deemed to be interest, shall not exceed the limit imposed by the usury laws of the jurisdiction governing this Note or any other applicable law. In the event the total liability of payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions or other sums which may at any time be deemed to be interest, shall, for any reason whatsoever, result in an effective rate of interest, which for any month or other interest payment period exceeds the limit imposed by the usury laws of the jurisdiction governing this Note, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice by, between, or to any party hereto, be applied to the reduction of the outstanding principal balance due hereunder immediately upon receipt of such sums by the Holder hereof, with the same force and effect as though Borrower had specifically designated such excess sums to be so applied to the reduction of the principal balance then outstanding, and the Holder hereof had agreed to accept such sums as a penalty-free payment of principal; provided, however, that the Holder may, at any time and from time to time, elect, by notice in writing to Borrower, to waive, reduce, or limit the collection of any sums in excess of those lawfully collectible as interest, rather than accept such sums as a prepayment of the principal balance then outstanding. It is the intention of the parties that Borrower does not intend or expect to pay, nor does the Holder intend or expect to charge or collect any interest under this Note greater than the highest non-usurious rate of interest which may be charged under applicable law.

4.9 INTENTIONALLY LEFT BLANK.

4.10 INTENTIONALLY LEFT BLANK.

4.11 Remedies. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

4.12 Right of First Refusal. If at any time while this Note is outstanding, the Borrower has a bona fide offer of capital or financing from any 3rd party, the Borrower must first offer such opportunity to the Holder to provide such capital or financing to the Borrower on the same terms as each respective 3rd party’s terms. Should the Holder be unwilling or unable to provide such capital or financing to the Borrower within 5 business days from receipt of written notice of the offer (the “Offer Notice”) from the Borrower, then the Borrower may obtain such capital or financing from that respective 3rd party upon the same terms and conditions offered by the Borrower to the Holder, which transaction must be completed within 30 days after the date of the Offer Notice. If the Borrower does not complete such transaction within such time period, then the Borrower must again offer the capital or financing opportunity to the Holder on the same terms, and the process detailed above shall be repeated.

4.13 Terms of Future Financings.  So long as this Note is outstanding, upon any issuance by the Borrower or any of its subsidiaries of any security with any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to the Holder in this Note, then the Borrower shall notify the Holder of such additional or more favorable term and such term, at Holder’s option, shall become a part of the transaction documents with the Holder.  The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing prepayment rate, interest rates, and original issue discounts.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer as of the Issue Date first above written.

Ozop Surgical Corp.

By: /s/ Michael Chermak

Name: Michael Chermak

Title: Chief Executive Officer

EXHIBIT A

Representations and Warranties Regarding Anti-Money Laundering; OFAC.

1.1.	The Borrower should check the Office of Foreign Assets Control (“OFAC”) website at http://www.treas.gov/ofac before making the following representations.
1.2.	The Borrower represents that the cash amounts to be paid to Carebourn Capital, L.P. (the “Holder”) under the promissory note dated June 28, 2018 (the “Note”), by the Borrower, were not and are not directly or indirectly derived from activities that contravene U.S. federal or state or international laws and regulations, including anti-money laundering laws and regulations. U.S. federal regulations and executive orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at http://www.treas.gov/ofac. In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals[1] or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists.
1.3.	To the best of the Borrower’s knowledge, none of: (1) the Borrower; (2) any person controlling or controlled by the Borrower; (3) if the Borrower is a privately-held entity, any person having a beneficial interest in the Borrower; or (4) any person for whom the Borrower is acting as agent or nominee is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs.
1.4.	To the best of the Borrower’s knowledge, none of: (1) the Borrower; (2) any person controlling or controlled by the Borrower; (3) if the Borrower is a privately-held entity, any person having a beneficial interest in the Borrower; or (4) any person for whom the Borrower is acting as agent or nominee is a senior foreign political figure[2], or any immediate family[3] member or close associate[4] of a senior foreign political figure, as such terms are defined in the footnotes below.

1.5.	Borrower hereby represents and warrants that the cash payments under the Note are to be made on its own behalf or, if applicable, and such cash payments do not directly or indirectly contravene United States federal, state, local or international laws or regulations applicable to Borrower, including anti-money laundering laws.
1.6.	If the Borrower is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the Borrower receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Borrower represents and warrants to the Holder that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.
1.7.	Upon the written request from the Holder, Borrower agrees to provide all information to the Holder to enable the Holder to comply with all applicable anti-money laundering statutes, rules, regulations and policies. Borrower understands and agrees that the Holder may release confidential information about Borrower and, if applicable, any of its affiliates, directors, officers, trustees, beneficiaries and grantors related thereto, to any person if the Holder, in its sole discretion, determines that such disclosure is necessary to comply with applicable statutes, rules, regulations and policies.

IN WITNESS WHEREOF, Borrower has caused this representation letter to be signed in its name by its duly authorized officer this June 28, 2018.

Ozop Surgical Corp.

By: /s/ Michael Chermak

Name: Michael Chermak

Title: Chief Executive Officer

_________________________

[1] These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

[2] A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

[3] “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

[4] A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.